UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11760 U.S. Highway One Suite 500 North Palm Beach, Florida	33408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2006 Bankrate, Inc. (the "Registrant" or "Bankrate") announced that it had reached a settlement with American Interbanc Mortgage, LLC ("American Interbanc") to resolve all disputes between the Registrant and American Interbanc arising out of or relating to the lawsuit fileding in November 2002 by American Interbanc in the Superior Court of California against several of American Interbanc's competitors and Bankrate. The terms of the settlement are set forth in the Confidential Final Settlement Agreement and Mutual Release, dated October 10, 2006, by and among Bankrate and American Interbanc (the "Settlement Agreement").

Pursuant to the Settlement Agreement, Bankrate agreed to make a one-time $3.0 million cash payment to American Interbanc and American Interbanc has agreed to a dismissal of the lawsuit without prejudice and without costs. Each of the parties is to bear its own attorney's fees and costs related to the lawsuit. American Interbanc and Bankrate have agreed to release each other from all claims arising out of or related to the lawsuit. Bankrate and American Interbanc have also agreed to certain terms and conditions that permit American Interbanc to advertise on Bankrate.com. Pursuant to its terms, the Settlement Agreement is not to be considered an admission of either party as to the merits of the lawsuit or any claim or defense asserted in the lawsuit. During the third quarter of 2006, Bankrate incurred legal expense of $675,000 to settle the case and will also record a $3.0 million charge to recognize the settlement.

Item 7.01.  Regulation FD Disclosure.

On October 11, 2006 Bankrate issued a press release announcing that it has reached a settlement with American Interbanc, LLC to resolve all matters related to the lawsuit filed by American Interbanc against Bankrate in November 2002. A copy of that press release is attached to this Form 8-K as Exhibit 99.1.

The information furnished under 7.01 of this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of Bankrate, Inc. regarding the settlement of the lawsuit filed against Bankrate, Inc. by American Interbanc Mortgage, LLC, dated October 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: October 11, 2006	By:	/s/ Edward J. DiMaria
Edward J. DiMaria Senior Vice President Chief Financial Officer